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                         PROVIDENT FINANCIAL GROUP, INC.
                              (an Ohio corporation)
                               THE PROVIDENT BANK
                         (an Ohio state-chartered bank)


                            PFGI CAPITAL CORPORATION
                            (a Maryland corporation)






                               6,000,000 PRIDES'sm'
                                  consisting of
                            6,000,000 Income PRIDES'sm'



                             UNDERWRITING AGREEMENT







                               Dated: June 6, 2002



================================================================================






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                                TABLE OF CONTENTS


Section 1.     Representations and Warranties.....................................................................3


   (a) Representations and Warranties by the Provident Companies..................................................3

      (1)   Compliance with Registration Requirements.............................................................3

      (2)   Incorporated Documents................................................................................3

      (3)   Independent Accountants...............................................................................4

      (4)   Financial Statements..................................................................................4

      (5)   No Material Adverse Change in Business................................................................4

      (6)   Good Standing of the Company..........................................................................4

      (7)   Good Standing of the Bank.............................................................................5

      (8)   Good Standing of the REIT.............................................................................5

      (9)   Qualification and Taxation of the REIT................................................................5

      (10)  Good Standing of Corporate Subsidiaries...............................................................5

      (11)  Foreign Qualifications................................................................................6

      (12)  Capitalization of the Company and the REIT............................................................6

      (13)  Capitalization of the Bank............................................................................6

      (14)  Authorization of Capital Stock........................................................................6

      (15)  Authorization and Description of Ordinary Shares......................................................6

      (16)  Authorization of the REIT Preferred Stock.............................................................6

      (17)  Authorization of the Bank Preferred Stock.............................................................7

      (18)  Authorization of the PRIDES...........................................................................7

      (19)  Authorization of the Forward Purchase Contract Agreement..............................................7

      (20)  Authorization of the Pledge Agreement.................................................................7

      (21)  Authorization of this Agreement.......................................................................7

      (22)  Authorization of the Remarketing Agreement............................................................7

      (23)  Descriptions of the Securities........................................................................8

      (24)  Descriptions of the Operative Agreements..............................................................8

      (25)  Absence of Defaults and Conflicts.....................................................................8

      (27)  Absence of Proceedings................................................................................9

      (28)  Accuracy of Exhibits..................................................................................9

      (30)  Absence of Further Requirements.......................................................................9

                                       i



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
      (31)  Possession of Licenses and Permits....................................................................9

      (33)  Investment Company Act...............................................................................10

      (34)  Environmental Laws...................................................................................10

      (35)  Compliance with Laws.................................................................................10

      (36)  Compliance with Banking Laws and Regulations.........................................................11

      (37)  Distribution of Documents............................................................................11

      (38)  Stabilization........................................................................................11

   (b)   Officers' Certificates..................................................................................11

Section 2.     Sale and Delivery to the Underwriters; Closing....................................................12


   (a)   Initial Securities......................................................................................12

   (b)   Option Securities.......................................................................................12

   (c)   Pledge of Securities....................................................................................12

   (d)   Payment.................................................................................................12

   (e)   Denominations; Registration.............................................................................13

Section 3.     Covenants of the Provident Companies..............................................................13


   (a)   Compliance with Securities Regulations and Commission Requests..........................................13

   (b)   Filing of Amendments....................................................................................13

   (c)   Delivery of Registration Statements.....................................................................13

   (d)   Delivery of Prospectus..................................................................................14

   (e)   Continued Compliance with Securities Laws...............................................................14

   (f)   Blue Sky Qualification..................................................................................14

   (g)   Use of Proceeds.........................................................................................14

   (h)   Restriction on Sale of Ordinary Shares..................................................................15

   (i)   Reporting Requirements..................................................................................15

   (j)   Earnings................................................................................................15

   (k)   Reasonable Inquiries; Information.......................................................................15

   (l)   Reserve of Ordinary Shares..............................................................................15

   (m)   Listing.................................................................................................16

Section 4.     Payment of Expenses...............................................................................16


   (a)   Expenses................................................................................................16

                                       ii




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
   (b)   Termination of Agreement................................................................................16

Section 5.     Conditions of Underwriters' Obligations...........................................................16


   (a)   Effectiveness of Registration Statement.................................................................16

   (b)   Opinions of Counsel for the Provident Companies.........................................................17

   (c)   Opinion of Counsel for Forward Purchase Contract Agent..................................................17

   (d)   Opinion of Counsel for the Underwriters.................................................................18

   (e)   Officers' Certificate...................................................................................18

   (f)   Accountant's Comfort Letter.............................................................................18

   (g)   Ratings.................................................................................................18

   (h)   Lock-up Agreements......................................................................................19

   (i)   Listing.................................................................................................19

   (i)   Conditions to Purchase of Option Securities.............................................................19

      (1)   Officers' Certificate................................................................................19

      (2)   Opinion of Counsel for Provident Companies...........................................................19

      (3)   Opinion of Counsel for Forward Purchase Contract Agent...............................................19

      (4)   Opinion of Counsel for Underwriters..................................................................19

      (5)   Bring-down Comfort Letter............................................................................19

      (6)   No Downgrading.......................................................................................20

Section 6.     Indemnification...................................................................................20


   (a)   Indemnification of each Underwriter.....................................................................20

   (b)   Indemnification of Provident Companies, Directors and Officers..........................................21

   (c)   Actions against Parties; Notification...................................................................21

Section 7.     Contribution......................................................................................22


Section 8.     Default of any Underwriter........................................................................23


Section 9.     Representations, Warranties and Agreements to Survive Delivery....................................24


Section 10.    Termination.......................................................................................24


   (a)   Underwriting Agreement..................................................................................24

   (b)   Liabilities.............................................................................................25

                                      iii




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
Section 11.    Notices...........................................................................................25


Section 12.    Parties...........................................................................................25


Section 13.    Governing Law and Time............................................................................25


Section 14.    Counterparts......................................................................................25


Section 15.    Effect of Headings................................................................................25



SCHEDULE A

SCHEDULE B

SCHEDULE C

Exhibit A

Exhibit B

Exhibit C

Exhibit D


                                       iv





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                                                                    June 6, 2002
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER &  SMITH
                  INCORPORATED
As Representative of the several Underwriters named in Schedule B
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:


Provident Financial Group, Inc., a corporation organized under the laws of the State of Ohio (the "Company") and PFGI Capital Corporation, a corporation organized under the laws of the State of Maryland (the "REIT") propose to sell to the several underwriters named in Schedule B hereto (each, an "Underwriter" and collectively, the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "Representative") 6,000,000 PRIDES'sm' or the "Initial Securities," which will consist of units (referred to as "Income PRIDES") with a stated amount per Income PRIDES of $25 (the "Stated Amount") each unit comprised of (a) a forward purchase contract (each, a "Forward Purchase Contract" and collectively, the "Forward Purchase Contracts") under which the holder will purchase from the Company on August 17, 2005 a number of ordinary shares, no par value, of the Company (the "Ordinary Shares") equal to the Settlement Rate as set forth in the Forward Purchase Contract Agreement (as defined below), and (b) one share of Series A Non-Cumulative Preferred Stock of the REIT with a liquidation preference of $25 (the "REIT Preferred Stock") issued pursuant to the amended and restated articles of incorporation of the REIT and the board resolution, dated as of June 5, 2002, as reflected in the minutes thereof, and with respect to the grant by the Company and the REIT to the Representative of an option to purchase up to an additional 900,000 PRIDES'sm' to cover over-allotments (the "Option Securities" and, together with the Initial Securities, being referred to herein as the "Securities"). Upon the occurrence of an Automatic Exchange, each share of REIT Preferred Stock will be automatically exchanged for one share of Series A preferred stock of The Provident Bank, an Ohio state-chartered member bank of the Federal Reserve System (the "Bank") with a liquidation preference of $25 (the "Bank Preferred Stock"). The REIT Preferred Stock that will initially constitute a component of the Securities and the Bank Preferred Stock that may constitute a component of the Securities are hereinafter referred to as the "Underlying Shares." The Company and the REIT are referred to herein as the "Co-Issuers." The Company, the Bank and the REIT are sometimes referred to herein as the "Provident Companies."

In accordance with the terms of the forward purchase contract agreement, to be dated as of June 12, 2002 (the "Forward Purchase Contract Agreement"), by and among the Company, the Bank, the REIT and J.P. Morgan Trust Company, National Association, a banking corporation organized and existing under the laws of the United States as forward purchase contract agent (the "Forward Purchase Contract Agent"), the Underlying Shares will be pledged by the Forward Purchase Contract Agent, on behalf of the holders of the Securities, to J.P. Morgan Trust Company, National Association, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, to be dated as of June 12, 2002 (the "Pledge Agreement"), among the Company, the Forward Purchase Contract Agent and J.P. Morgan Trust Company, National

Association, as the Collateral Agent, Custodial Agent and Securities Intermediary to secure such holders' obligation to purchase Ordinary Shares under the Forward Purchase Contracts. Pursuant to a remarketing agreement (the "Remarketing Agreement") to be dated as of June 12, 2002 , among the Co-Issuers, the Bank, the Forward Purchase Contract Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the REIT Preferred Stock or the Bank Preferred Stock may be remarketed, subject to certain terms and conditions.


         The Co-Issuers have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-88446; 333-88446-01), for the registration of the Securities and certain other securities described therein under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and, in the form in which it became effective, including the exhibits and schedules thereto, if any, is referred to herein as the "Registration Statement" and the final prospectus relating to the offering of the Securities, as filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, are collectively referred to herein as the "Prospectus;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the date of this Agreement; provided, further, that if the Co-Issuers file a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or Prospectus, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or Prospectus, after the execution of this Agreement.

         The Remarketing Agreement, the Forward Purchase Contract Agreement, the Pledge Agreement and this Agreement are referred to collectively as the "Operative Agreements."

         The Co-Issuers understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

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Section 1         Representations and Warranties.

         (a) Representations and Warranties by the Provident Companies. The Company, the Bank and the REIT, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Closing Time and, if applicable, as of each Date of Delivery (as defined in Section 2(b)) (in each case, a "Representation Date"), as follows:

                  (1) Compliance with Registration Requirements. The Company and the REIT meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the REIT, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement (or any document incorporated therein by reference pursuant to the 1934
         Act) has been complied with.

                  At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the Prospectus made in reliance upon and in conformity with information furnished to the Company and the REIT in writing by the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                  Each prospectus filed pursuant to Rule 424 under the 1933 Act complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (2) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission, complied and will comply in all

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         material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (3) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (4) Financial Statements. The financial statements included in or incorporated into the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries and the Bank and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries and the Bank and its consolidated subsidiaries for the periods specified and the pro forma balance sheet of the REIT presents fairly the financial position of the REIT; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as stated therein. The supporting schedules incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated in the Incorporated Documents. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included in or incorporated by reference in the Registration Statement and the Prospectus.

                  (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or prospective material adverse change in the business, management, financial position, business prospects, stockholders equity or results of operations of the Company and its respective subsidiaries considered as one enterprise, the Bank and its respective subsidiaries considered as one enterprise and the REIT, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), and (B) there have been no transactions entered into by the Company and its respective subsidiaries, the Bank and its respective subsidiaries and the REIT, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, the Bank and its respective subsidiaries considered as one enterprise and the REIT and there has been no dividend or distribution of any kind declared, paid or made by the Company or the Bank on any class of its capital stock.

                  (6) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio and has corporate power and authority necessary to own, lease and

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         operate its properties and to conduct its business as described in the
         Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement and the Operative Agreements.

                  (7) Good Standing of the Bank. The Bank has been duly organized and is validly existing as an entity in good standing under the laws of the State of Ohio and has corporate power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement and the Operative Agreements.

                  (8) Good Standing of the REIT. The REIT has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement and the Operative Agreements.

                  (9) Qualification and Taxation of the REIT. The organization of the REIT and the REIT's proposed method of operation will enable the REIT to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code").

                  (10) Good Standing of Corporate Subsidiaries. Each Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) of the Company and the Bank has been duly incorporated or formed and is validly existing as a corporation, limited partnership, limited liability company, business trust or general partnership, as the case may be, under the laws of its jurisdiction of organization and is in good standing under the laws of its jurisdiction of organization, has power (corporate or otherwise) and the necessary authority to own, lease and operate its properties and to conduct its business as described in the Prospectus or in the Incorporated Documents. Except as otherwise disclosed in the Prospectus or in the Incorporated Documents, all of the issued shares of capital stock of each Significant Subsidiary of the Company and the Bank, which is a corporation, have been duly authorized and validly issued, and are fully paid and non-assessable, and (except for directors' qualifying shares and as described generally in the Prospectus and in the Incorporated Documents) are owned directly or indirectly by the Company or the Bank, as applicable, free and clear of all liens, encumbrances, equities or claims, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect. The partnership interests, membership interests and shares of beneficial interest of each Significant Subsidiary of the Company and the Bank, which is a partnership, limited liability company or business trust have been validly issued in accordance with applicable law and the partnership agreement, limited liability agreement or declaration of trust, as applicable, of such subsidiary, and (except as described generally in the Prospectus or in the Incorporated Documents) are owned directly or indirectly by the Company or the Bank, as applicable, free and clear of all liens, encumbrances, equities or claims, except, in the case of each subsidiary of the Company or the Bank, for liens, encumbrances, equities or claims which individually or in the aggregate would not be material to the Company's or the Bank's

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         ownership of such Significant Subsidiary or to the Company's or the
         Bank's exercise of its rights with respect to such Significant Subsidiary.

                  (11) Foreign Qualifications. The Provident Companies and each of their respective Significant Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing, in the reasonable judgment of the Provident Companies, would not result in a Material Adverse Effect.

                  (12) Capitalization of the Company and the REIT. The authorized, issued and outstanding shares of capital stock of the Company and the REIT in each case are as set forth in the Prospectus in the columns entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or in the Incorporated Documents or pursuant to the exercise of convertible securities or options referred to in the Prospectus or in the Incorporated Documents).

                  (13) Capitalization of the Bank. The authorized, issued and outstanding shares of capital stock of the Bank are as set forth in the Bank Offering Circular in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Bank Offering Circular or in the Incorporated Documents or pursuant to the exercise of convertible securities or options referred to in the Bank Offering Circular or in the Incorporated Documents).

                  (14) Authorization of Capital Stock. The shares of issued and outstanding capital stock of the Provident Companies and their respective Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.

                  (15) Authorization and Description of Ordinary Shares. The description of the Ordinary Shares issuable pursuant to the Forward Purchase Contract set forth in the Prospectus conforms in all material respects to the rights set forth in the instruments defining the same. The Ordinary Shares issuable pursuant to the Forward Purchase Contract Agreement have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Forward Purchase Contract Agreement, will be validly issued and will be fully paid and non-assessable; and the issuance of such shares upon such exchange will not be subject to the preemptive or other similar rights of any securityholder of the Company.

                  (16) Authorization of the REIT Preferred Stock. The REIT Preferred Stock has been duly authorized and when issued and delivered against payment of the purchase price for the Income PRIDES of which they are a part as provided in this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the preemptive or other similar rights of any securityholder of the REIT.

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                  (17) Authorization of the Bank Preferred Stock. The Bank
         Preferred Stock has been duly authorized and reserved for issuance and when issued and delivered in exchange for the REIT Preferred Stock upon the occurrence of an Automatic Exchange event (as defined in the Forward Purchase Contract Agreement) will be validly issued, fully paid and non-assessable and will not be issued in violation of the preemptive or other similar rights of any securityholder of the Bank.

                  (18) Authorization of the PRIDES. The Income PRIDES have been duly authorized and executed by the Company and the REIT and, when duly authenticated in accordance with the terms of the Forward Purchase Contract Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company and the REIT, enforceable against the Company and the REIT in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity). The issuance of the PRIDES is not subject to preemptive or other similar rights.

                  (19) Authorization of the Forward Purchase Contract Agreement. The Forward Purchase Contract Agreement has been duly authorized by the Company and the REIT and, when validly executed and delivered by the Company and the REIT and assuming due authorization, execution and delivery of the Forward Purchase Contract Agreement by the Forward Purchase Contract Agent, will constitute a valid and binding agreement of the Company, enforceable against the Company and the REIT in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (20) Authorization of the Pledge Agreement. The Pledge Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company and assuming due authorization, execution and delivery of the Pledge Agreement by the Collateral Agent and the Forward Purchase Contract Agent, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (21) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Provident Companies.

                  (22) Authorization of the Remarketing Agreement. The Remarketing Agreement have been duly authorized, executed and delivered by the Company, the Bank and the REIT and, when validly executed and delivered by the Company, the Bank and

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         the REIT, will constitute a valid and binding agreement of the Company, the Bank and the REIT enforceable against the Company, the Bank and the REIT in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (23) Descriptions of the Securities. The description of the Securities set forth in the Prospectus under "Summary" and "Description of the Securities" is correct in all material respects.

                  (24) Descriptions of the Operative Agreements. The descriptions of the Operative Agreements, set forth in the Prospectus are correct in all material respects and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (25) Absence of Defaults and Conflicts. Neither the Company, the Bank, the REIT nor any of their respective Significant Subsidiaries is in violation of its charter or by-laws or other constituting or organizational document or in default in any material respect in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Provident Companies or any of their respective Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Provident Companies or any of their respective Significant Subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Securities and each of the Operative Agreements and any other agreement or instrument entered into or issued or to be entered into or issued by the Provident Companies in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" and the issuance of the Ordinary Shares issuable in accordance with the Forward Purchase Contract Agreement) and compliance by each of the Provident Companies with its obligations hereunder, the Securities and each of the Operative Agreements do not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Provident Companies or any of their respective Significant Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other constituting or organizational instrument as in effect on the date hereof of the Provident Companies or any of their respective Significant Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Provident Companies or any of their respective Significant Subsidiaries or any of their assets, properties or operations, except for any such violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of law which would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Provident Companies or any of their respective Significant Subsidiaries.

                  (26) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus or in the Incorporated Documents, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Provident Companies, threatened, against or affecting the Provident Companies or any of their respective Significant Subsidiaries, which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Provident Companies of their obligations hereunder.

                  (27) Accuracy of Exhibits. All of the descriptions of contracts or other documents contained or incorporated by reference in the Registration Statement and the Prospectus are accurate and complete descriptions in all material respects of such contracts or other documents.

                  (28) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Provident Companies of their obligations hereunder or for the entry into the Forward Purchase Contracts underlying the Income PRIDES, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Ordinary Shares pursuant to the Forward Purchase Contract Agreement or the consummation of the transactions contemplated by this Agreement, or for the due execution, delivery or performance of the Agreement or the Operative Agreements, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (29) Possession of Licenses and Permits. The Provident Companies and their respective Significant Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Provident Companies and their respective Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except in any such case where the failure to so possess or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Provident Companies nor any of their respective Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                   (30) Investment Company Act. Each of the Provident Companies is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (31) Environmental Laws. To the best of the Company's knowledge, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Significant Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the properties now or previously owned or leased by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, or which would be reasonably likely to result in a claim by a third party against the Company or its subsidiaries, except to the extent that any violation, remedial action or third party claim would not be reasonably expected, singularly or in the aggregate with all such violations, remedial actions and third party claims, a Material Adverse Effect and there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release (a "Release") except to the extent that any Release would not be reasonably expected, singularly or in the aggregate with all such Releases, to result in a Material Adverse Effect. The terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to protection of human health, the environment or natural resources.

                  (32) Compliance with Laws. Each Significant subsidiary of the Company or the Bank which is required to be registered as an investment adviser or broker-dealer is and has been in compliance with all applicable laws and governmental rules and regulations, as may be applicable to its investment advisory or broker-dealer business, except to the extent that such non-compliance would not reasonably be expected to result in a Material Adverse Effect. Each Significant Subsidiary of the Bank which is required to be registered as a broker-dealer is a member in good standing of the National Association of Securities Dealers, Inc., and is not in default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any foreign, federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, or by any self-regulatory authority relating to any aspect of its broker-dealer business, which is reasonably likely to give rise to an affirmative answer to any of the questions in Item 11 of the Form BD of such broker-dealer.

                  (33) Compliance with Banking Laws and Regulations. The Company and the Bank and each of its respective Significant Subsidiaries are in compliance in all material respects, as requested, with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Ohio Division of Financial Institutions and any other federal or state bank regulatory authority with jurisdiction over the Company and the Bank or any of its respective Significant Subsidiaries (the "Bank Regulatory Authorities"), other than where such failures to comply would not have a Material Adverse Effect for either the Company or the Bank. Neither the Company, the Bank nor any of its respective Significant Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which materially restricts the conduct of its business, or indicates that it is not "well-capitalized" under regulations issued by the Federal Reserve Board (other than as described in the Prospectus), nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                  (34) Distribution of Documents. The Provident Companies have not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, they will not distribute any offering materials in connection with the offering and sale of the Securities other than the Registration Statement and the final prospectus or other materials, if any, permitted by the 1933 Act.

                  (35) Stabilization. The Provident Companies have not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Provident Companies to facilitate the sale or resale of such Securities.

                  (b) Officers' Certificates. Any certificate signed by any officer of any of the Provident Companies or any of their respective Significant Subsidiaries and delivered to the Representative or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the applicable Provident Companies or such subsidiary, as the case may be, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

         Section 2         Sale and Delivery to the Underwriters; Closing.

                  (a) Initial Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Co-Issuers agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Co-Issuers, at the price per security set forth in Schedule A, the number of Initial Securities set forth opposite such Underwriter's name in Schedule B hereto, plus any purchase pursuant to the provisions of Section 8 hereof.

                  (b) Option Securities. In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Co-Issuers hereby grants an option to the Representative to purchase at its election up to an additional 900,000 PRIDES, consisting solely of Income PRIDES, at the price per Security set forth in Schedule A. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Co-Issuers setting forth the number of Option Securities as to which the Representative is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

                  (c) Pledge of Securities. The REIT Preferred Stock will be pledged with the Collateral Agent to secure the obligations of holders of the Income PRIDES to purchase Ordinary Shares under the Forward Purchase Contracts. Such pledge shall be effected by the transfer to the Collateral Agent of the REIT Preferred Stock at the Closing Time and appropriate Date of Delivery, if any, in accordance with the Pledge Agreement.

                  (d) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman and Sterling, at 599 Lexington Avenue, New York, NY 10022-6069, or at such other place as shall be agreed upon by the Representative and the Co-Issuers, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Co-Issuers (such time and date of payment and delivery being herein called "Closing Time").

                  In addition, in the event that any or all of the Option Securities are purchased by the Representative, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Co-Issuers, on each Date of Delivery as specified in the notice from the Representative to the Co-Issuers.

                  Payment shall be made to the REIT by wire transfer of immediately available funds to a bank account designated by the REIT, against delivery to each Underwriter of certificates for the Securities to be purchased by it.

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

                  (e) Denominations; Registration. The Securities and certificates for the Initial Securities and Option Securities, if any, shall be in such denominations $25 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and Option Securities, if any, will be made available for examination and packaging by the Representative in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         Section 3 Covenants of the Provident Companies. The Company, the Bank, and the REIT, jointly and severally, covenant with the several Underwriters as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company and the REIT, subject to Section 3(b), will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the REIT will promptly effect the filings necessary pursuant to Rule 424. The Company and the REIT will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company and the REIT will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish each Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will give each Underwriter a reasonable opportunity to comment on any such document prior to such proposed filing or use, as the case may be.

         (c) Delivery of Registration Statements. The Company and the REIT have furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative and counsel for the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The Registration Statement and each amendment thereto furnished to the Representative and counsel for the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectus. The Company and the REIT will furnish to the Representative, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as the Representative may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Representative will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company and the REIT will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and for the Company and the REIT, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the REIT will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company and the REIT will furnish to the Representative, without charge, such number of copies of such amendment or supplement as the Representative may reasonably request.

         (f) Blue Sky Qualifications. The Company and the REIT will use reasonable efforts, in cooperation with the Representative, to qualify the Securities and the shares of Ordinary Shares issuable in accordance with the Forward Purchase Contract Agreement for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate; provided, however, that the Company and the REIT shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or such shares of Ordinary Shares issuable in accordance with the Forward Purchase Contract Agreement have been so qualified, the Company and the REIT will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Securities.

         (g) Use of Proceeds. The Company and the REIT will use the net proceeds received by them from the sale of the Securities in the manner indicated in the Prospectus under "Use of Proceeds."

         (h) Restriction on Sale of Ordinary Shares. During a period of 90 days after the date of the Prospectus, the Company and the REIT will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any Securities or any shares of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) directly or indirectly, enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder,
(B) any shares of Ordinary Shares issued by the Company pursuant to existing options, employee benefit agreements or incentive stock or director stock unit plans or (C) any shares of Ordinary Shares or such other securities issued as consideration for investments in or acquisition of entities involved in the Adviser Activities or other financial services related businesses made by the Company or any subsidiary of the Company.

         (i) Reporting Requirements. The Company and the REIT, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (j) Earnings. The Company and the REIT will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and the REIT and their respective Significant Subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act as soon as practicable but in no event later than 45 days, (or such earlier date as the Commission may hereafter require), after the end of the 12-month period (or 90 days, or such earlier date as the Commission may hereafter required) after the end of the 12-month period if such period is a fiscal year) commencing on the first day of the fiscal quarter of the Company and the REIT commencing after the effective date of the Registration Statement, which statement shall cover said 12-month period.

         (k) Reasonable Inquiries; Information. In connection with the original distribution of the Securities, the Provident Companies agree that, prior to any offer or resale of the Securities by the Underwriters, the Underwriters and counsel for the Underwriters shall have the right to make reasonable inquiries into the business of the Company and the REIT and their respective Significant Subsidiaries.

         (l) Reserve of Ordinary Shares. The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient Ordinary Shares to satisfy any obligations to issue Ordinary Shares upon settlement of the Forward Purchase Contracts and will use commercially reasonable efforts to have in effect a registration statement with respect to any Ordinary Shares to be delivered pursuant to the Forward Purchase Contract Agreement if such a registration statement is required under the 1933 Act.

         (m) Listing. The Securities have been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "PCE PrI."

         Section 4         Payment of Expenses.
                           -------------------

         (a) Expenses. The Co-Issuers will pay all expenses incident to the performance of their obligations under this Agreement, the Forward Purchase Contract Agreement and the Pledge Agreement including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, the other Operative Agreements, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities and any certificates for the Securities to the Underwriters, (iv) the fees and disbursements of counsel, accountants and other advisors or agents (including transfer agents and registrars) to the Provident Companies, as well as the fees and disbursements of the Forward Purchase Contract Agent, the Collateral Agent, any depositary and their respective counsel, (v) the registration of the Securities under the 1934 Act and the listing of the Securities on the NYSE, (vi) the qualification of the Securities under state securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey,
(vii) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (viii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, and (x) all other costs and expenses incident to the performance of the Provident Companies of their obligations hereunder.

         (b) Termination of Agreement. If this Agreement is terminated by the several Underwriters in accordance with the provisions of Section 5 or
Section 9(a)(i) hereof, the Co-Issuers shall reimburse the Underwriters for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5 Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Provident Companies contained in Section 1 hereof or in certificates of any officer of each of the Provident Companies delivered pursuant to the provisions hereof, to the performance by the Provident Companies of their covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the

Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution of the Securities and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable.

         (b) Opinions of Special Counsel for the Provident Companies. At Closing Time, the Representative shall have received the favorable opinions in form and substance satisfactory to the Representative and counsel for the Underwriters, each dated as of Closing Time, of (i) Shearman and Sterling, counsel for the Provident Companies, to the effect set forth in Exhibit B, (ii) Keating, Muething & Klekamp, P.L.L. Ohio counsel for the Company and the Bank, to the effect set forth in Exhibit C, and (iii) Ballard, Spahr Andrews & Ingersoll, LLP, Maryland counsel for the REIT, to the effect set forth in Exhibit D.

         (c) Opinion of Counsel for Forward Purchase Contract Agent. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Pryor Cashman Sherman & Flynn LLP counsel to the Forward Purchase Contract Agent, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) J.P. Morgan Trust Company, National Association is duly incorporated and is validly existing as a national banking association with trust powers under the laws of the United States with all necessary power and authority to execute, deliver and perform its obligations under the Forward Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement;

                  (ii) The execution, delivery and performance by the Forward Purchase Contract Agent of the Forward Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, and the authentication and delivery of the Securities have been duly authorized by all necessary action on the part of the Forward Purchase Contract Agent. The Forward Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement have been duly executed and delivered by the Forward Purchase Contract Agent, and constitute the legal, valid and binding obligations of the Forward Purchase Contract Agent, enforceable against the Forward Purchase Contract Agent in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity);

                  (iii) The execution, delivery and performance of the Forward Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement by the Forward Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Forward Purchase Contract Agent; and

                  (iv) No consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the United States of America or the State of New York is required for the execution, delivery or performance by the Forward Purchase Contract Agent of the Forward Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement.

         (d) Opinion of Counsel for the Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, satisfactory to the Representative, dated as of Closing Time, of Cleary, Gottlieb, Steen and Hamilton, counsel for the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

         (e) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change or prospective material adverse change in the business, management, financial position, business prospects, stockholders equity or results of operations of the Company and its respective Significant Subsidiaries considered as one enterprise, the Bank and its respective Significant Subsidiaries considered as one enterprise and the REIT, whether or not arising in the ordinary course of business and the Representative shall have received a certificate of the President of the Company and of the chief financial or chief accounting officer of the Company, as applicable, the President of the Bank and of the chief financial or chief accounting officer of the Bank, as applicable, and a certificate of the President of the REIT and of the chief financial or chief accounting officer of the REIT, as applicable, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Provident Companies have complied in all material respects with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officers' knowledge, are threatened by the Commission.

         (f) Accountant's Comfort Letter. At Closing Time, the Representative shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained in the Prospectus.

         (g) Ratings. At the Closing Time, the Securities shall be rated at least Baa3 by Moody's Investors Service, Inc. and BBB- by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and the Co-Issuers shall have delivered to the Representative a letter dated the Closing Time, from such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such rating; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

         (h) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

         (i) Listing. The Securities have been approved for listing on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representative.

         (j) Conditions to Purchase of Option Securities. In the event that the Representative exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Provident Companies contained herein and the statements in any certificates furnished by the Company, the Bank and the REIT or any of their respective Significant Subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

                  (1) Officers' Certificate. A certificate, dated such Date of Delivery, of the President of the Company and of the chief financial or chief accounting officer of the Company, as applicable, the President of the Bank and of the chief financial or chief accounting officer of the Bank, as applicable and of the President of the REIT and of the chief financial or chief accounting officer of the REIT, as applicable, confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                  (2) Opinion of Counsel for Provident Companies. The favorable opinion of: (i) Sherman and Sterling, counsel for the Provident Companies, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof; (ii) Keating, Muething & Klekamp, P.L.L., Ohio counsel for the Company and the Bank, in form and substance satisfactory to the Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof; and (iii) Ballard, Spahr Andrews & Ingersoll, LLP, Maryland counsel for the REIT, in form and substance satisfactory to the Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(iii) hereof.

                  (3) Opinion of Counsel for Forward Purchase Contract Agent. The favorable opinion of Pryor Cashman Sherman & Flynn LLP, counsel to the Forward Purchase Contract Agent, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (4) Opinion of Counsel for the Underwriters. The favorable opinion of Cleary, Gottlieb, Steen and Hamilton, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (5) Bring-down Comfort Letter. A letter from Ernst & Young LLP, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to
         Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (6) No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company's other securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company's securities.

         (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Co-Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Representative and counsel for the Underwriters.

         (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the Representative to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Co-Issuers and the Bank at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

         Section 6         Indemnification.
                           ---------------

         (a) Indemnification of each Underwriter. The Provident Companies jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below.

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, resulting from any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to

         Section 6(d) below) any such settlement is effected with the written consent of the Company and the REIT; and

                  (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the REIT by any Underwriter through the Representative expressly for use in the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Provident Companies, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Provident Company, each of their respective directors, each of their respective officers and each person, if any, who controls each of the Provident Companies within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the REIT by any Underwriter through the Representative expressly for use in the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and the REIT. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or
Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         Section 7         Contribution If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Provident Companies on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the any Provident Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the REIT on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Bank or the REIT and the total purchase discount received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the any Provident Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by any Provident Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Provident Companies and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as each Underwriter, and each director of the Provident Companies, each officer of the Provident Companies and each person, if any, who controls the Provident Companies within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Provident Companies.

         Section 8         Default of any Underwriter

         If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, with 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts may be agreed upon and in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Initial Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Initial Securities, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

         Section 9 Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Provident Companies or any of their respective Significant Subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Provident Companies and shall survive delivery of and payment for the Securities.

         Section 10        Termination.
                           -----------

         (a) Underwriting Agreement. The Representative may terminate this Agreement, by notice to the Co-Issuers and the Bank, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market System or if trading generally on the American Stock Exchange, New York Stock Exchange or in the Nasdaq National Market System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 6 and 7 shall survive such termination and remain in full force and effect.

         Section 11 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representative shall be directed to Merrill Lynch at 4 World Financial Center, New York, New York 10080, Attention of Paul A. Pepe, Managing Director. Notices to the Company shall be directed to it at Provident Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202, Attention of Mark E. Magee. Notices to the Bank shall be directed to it at The Provident Bank, One East Fourth Street, Cincinnati, Ohio 45202, Attention of Mark E. Magee. Notices to the REIT shall be directed to it at PFGI Capital Corporation, One East Fourth Street, Cincinnati, Ohio 45202, Attention of Mark E. Magee.

         Section 12 Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Provident Companies and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Provident Companies and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Provident Companies and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

         Section 13 GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         Section 14 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute the one and the same agreement.

         Section 15 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Provident Companies a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Underwriters and the Provident Companies in accordance with its terms.



                                  Very truly yours,

                                  PROVIDENT FINANCIAL GROUP, INC.


                                  By:
                                     ----------------------------------------
                                      Name:
                                      Title:


                                  THE PROVIDENT BANK


                                  By:
                                     ----------------------------------------
                                      Name:
                                      Title



                                  PFGI CAPITAL CORPORATION


                                  By:
                                     ----------------------------------------
                                      Name:
                                      Title:



CONFIRMED AND ACCEPTED,
 as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

By:
    ------------------------------------------------------
      Authorized Signatory


For themselves and the other
Several Underwriters named in Schedule B to the foregoing Agreement.

                                                                      SCHEDULE A



                         PROVIDENT FINANCIAL GROUP, INC.
                              (an Ohio corporation)
                               THE PROVIDENT BANK
                         (an Ohio state-chartered bank)
                            PFGI CAPITAL CORPORATION
                            (a Maryland corporation)


            6,000,000 PRIDES'sm' (Stated Amount of $25 per PRIDES),

                                  consisting of

                             6,000,000 Income PRIDES
                               each consisting of
         a Forward Purchase Contract of Provident Financial Group, Inc.
             requiring the purchase on August 17, 2005 (or earlier)
                              of Ordinary Shares of
                         Provident Financial Group, Inc.
                                       and
                    a Series A Non-Cumulative Preferred Stock
                           of PFGI Capital Corporation



1. The initial public offering price per Security, determined as provided in said Section 2, shall be $25 per Security.

2. The price per Security to be paid by the Underwriter shall be $25.00, being an amount equal to the offering price set forth above less $[ ] per Security.


                                     Sch-A-1

                                                                      SCHEDULE B

                  NUMBER OF INITIAL SECURITIES TO BE PURCHASED





                                                                                               Number of
                                                                                                Income
                         Underwriter                                                            PRIDES
                         -----------                                                            ------
              Merrill, Lynch, Pierce, Fenner & Smith Incorporated                            [5,100,000]
              Lehman Brothers Inc.                                                             [300,000]
              A.G. Edwards & Sons, Inc.                                                        [300,000]
              McDonald & Company Securities, Inc.                                              [300,000]
                                                              Total                          [6,000,000]

                                     Sch-B-1

                                                                      SCHEDULE C

                 LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP


                         Provident Lock-Ups                                          REIT Lock-Ups
                         ------------------                                          -------------
     American Financial Group, Inc.                              Christopher J. Carey
     Carl H. Lindner                                             Tayfun Tuzun
     Carl H. Lindner III                                         Mark E. Magee
     S. Craig Lindner                                            John E. Rubenbauer
     Keith E. Lindner                                            Anthony M. Stollings
     Robert L. Hoverson                                          Robert Pompey
     Jack M. Cook                                                Dett Hunter
     Thomas D. Grote, Jr.                                        James Berry
     Joseph A. Pedoto                                            David Rosenberg
     Sidney A. Peerless
     Joseph A. Steger
     Christopher J. Carey
     Mark E. Magee


                                     Sch-C-1

                                                                       Exhibit A


                    FORM OF LOCK-UP PURSUANT TO SECTION 5(H)




                                                            [            ], 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
4 Word Financial Center
New York, New York  10080

                                   Re: Proposed Offering of PRIDES by Provident Financial Group, Inc.
Dear Sirs:

         The undersigned, a stockholder [and an officer and/or director] of Provident Financial Group, Inc., an Ohio corporation duly organized and existing under the laws of the State of Ohio (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as representative of the several underwriters named in Schedule B of the Underwriting Agreement proposes to enter into a Underwriting Agreement (the "Underwriting Agreement') with the Company, The Provident Bank, an Ohio state-chartered member bank of the Federal Reserve System (the "Bank") and PFGI Capital Corporation, a corporation duly organized and existing under the laws of the State of Maryland (the "REIT") providing for the offering of 6,000,000 PRIDES (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Merrill Lynch that, during a period of 90 days from the date of the final offering memorandum relating to the offer and sale of the Securities, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any Securities or any shares of the Company's



                                     Ex A-1

Ordinary Shares, par value $0.01 per share (the "Ordinary Shares"), or any securities convertible into or exchangeable or exercisable for or repayable with Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise[; provided, however, that shares of the Company's Ordinary Shares may be sold so long as the proceeds of any such sales do not exceed $2 million in the aggregate and shall be used for charitable purposes].

                                  Very truly yours,



                                   Signature:
                                             ---------------------------------

                                   Print Name:
                                              --------------------------------


                                     Ex A-2

                                                                       EXHIBIT B

                OPINION OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP

         1. The REIT has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the SDAT. The REIT has the corporate power to conduct its business as described in the Prospectus under the caption "Business -- PFGI Capital Corporation -- General" and to enter into and perform its obligations under the Operative Agreements.

         2. The authorized, issued and outstanding stock of the REIT is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus) and such shares of the REIT's issued and outstanding stock (the "Outstanding Shares") have been duly authorized and validly issued and are fully paid and non-assessable and none of the Outstanding Shares was issued in violation of preemptive rights arising under the Maryland General Corporation Law (the "MGCL"), the Charter or the Bylaws.

         3. The execution, delivery and performance by the REIT of each of the Operative Agreements (including the issuance and sale to the Underwriter of the Income PRIDES of which the Shares constitute a part) has been duly authorized by all necessary corporate action on the part of the REIT. The Operative Agreements have each been duly executed and, so far as is known to us, delivered by the REIT.

         4. The Shares have been duly authorized by all necessary corporate action on the part of the REIT for issuance and sale to the Underwriter pursuant to the Underwriting Agreement and, when issued and delivered by the REIT pursuant to the Underwriting Agreement against payment of the purchase price therefor and as otherwise specified in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

         5. The issuance of the Shares is not subject to preemptive rights arising under the MGCL, the Charter or the Bylaws.

         6. We have reviewed the information in the Prospectus under the captions "Description of the PRIDES," "Description of the REIT Series A Preferred Stock," and "Description of the REIT Common Stock," and in each case to the extent that such information constitutes matters of Maryland law, summaries of Maryland legal matters, summaries of certain provisions of the Charter or Bylaws or legal conclusions with respect to matters of Maryland law, such information is correct in all material respects.

         7. The issuance of the Shares and the execution, delivery and performance of the Operative Agreements (including the issuance and sale to the Underwriter of the Income PRIDES of which the Shares constitute a part) will not result in any violation of the provisions of the Charter or Bylaws.

         8. No authorization, approval, consent or order of any Maryland state government authority or agency (other than as may be required under Maryland securities or blue sky laws) is required in connection with the due authorization, execution or delivery of the Operative Agreements or the offering, issuance or sale of the Shares.

         9. So far as is known to us, there is no pending litigation or other legal or administrative proceeding (in which service of process has been received by an employee of the REIT) against the REIT in the State of Maryland that might materially and adversely affect the performance of the REIT under the Operative Agreements.

                                                                       EXHIBIT C

                         OPINION OF SHEARMAN & STERLING


         1. Assuming that each of the Pledge Agreement and the Forward Purchase Contract Agreement has been duly authorized, executed and delivered by the parties thereto, the Forward Purchase Contract Agreement constitutes a valid and binding obligation of Provident, the Bank and the REIT, enforceable against Provident, the Bank and the REIT, and the Pledge Agreement constitutes a valid and binding obligation of Provident, enforceable against Provident in accordance with its terms, except, in each case, as (x) enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (z) and rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations; provided, however, that upon the occurrence of a Termination Event (as defined in the Forward Purchase Contract Agreement),
Section 365(e) of the Bankruptcy Code would not substantively limit the provisions of Sections 3.15 and 5.7 of the Forward Purchase Contract Agreement or Section 4.3 of the Pledge Agreement that require termination of the Forward Purchase Contracts and release of the Collateral Agent's security interest: in
(1) the Preferred Stock, (2) the Treasury Securities, or (3) the Applicable Ownership Interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Forward Purchase Contract Agent (for the benefit of the holders of Securities) and, provided, further, however, that (i) the foregoing opinions set forth above in this paragraph are subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code, and (ii) procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of such rights and remedies.

         2. Assuming the Income PRIDES have been duly authorized by Provident and the REIT, when issued and authenticated in accordance with the provisions of the Forward Purchase Contract Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement and, assuming the certificates evidencing the Income PRIDES have been duly executed by the Forward Purchase Contract Agent, as attorney-in-fact of the holders thereof, the Income PRIDES will constitute valid and binding obligations of Provident and the REIT, enforceable against Provident and the REIT in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); provided, however, that upon the occurrence of a Termination Event (as defined in the Forward Purchase Contract), Section 365(e) of the Bankruptcy Code would not substantively limit the provisions of Sections 3.15 and 5.7 of the Forward Purchase Contract Agreement or Section 4.3 of the Pledge Agreement that require termination of the Forward Purchase Contracts and release of the Collateral Agent's security interest in (1) the Preferred Stock, (2) the Treasury Securities, or (3) the Applicable Ownership Interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Forward Purchase Contract Agent (for the benefit of the holders of Securities); and provided, further, however, that (i) the foregoing opinions set forth above in this paragraph are subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under
Section 105(a) of the Bankruptcy Code, and (ii) procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of such rights and remedies.

         3. Assuming that the Remarketing Agreement has been duly authorized, executed and delivered by the parties thereto, the Remarketing Agreement constitutes a valid and binding obligation of Provident, the Bank and the REIT, enforceable against each of Provident, the Bank and the REIT in accordance with its terms, except as (x) enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (z) and rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

         4. The PRIDES conform in all material respects to the description thereof in the Prospectus under the heading "Description of the Securities -- Description of PRIDES" and "Description of the Securities -- Description of the Forward Purchase Contracts" and the PRIDES are substantially in the form filed as an exhibit to the Registration Statement.

         5. To our knowledge, no approval, authorization, consent or order of, or registration or filing with, any court or, governmental agency is required for the issuance and sale of the Income PRIDES by Provident and the REIT and the issuance of the Bank Series A Preferred Stock upon the occurrence of an Automatic (as defined in the Forward Purchase Contract Agreement) or the performance of the Underwriting Agreement and the other Operative Documents, and the transactions contemplated thereby, by Provident, the Bank and the REIT, except (1) such as may be required under State or federal securities or "blue sky" laws, (2) such as have already been received, (3) such as may be required by the Ohio Division of Financial Institutions, (4) except as otherwise set forth in the Prospectus and Bank Offering Circular or (5) except in certain circumstances, the filing of an FR Y10 with the Federal Reserve Bank.

         6. A member of the Staff of the Commission informed us that the Registration Statement was declared effective pursuant to Section 8(a) of the Securities Act on June __, 2002 at ____ p.m. (EST), and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefore are pending or threatened by the Commission.

         7. The statements included in the Prospectus under the captions "Description of the Securities -- Description of the PRIDES," and "Description of the Securities -- Description of the Forward Purchase Contracts," insofar as such statements purport to summarize certain provisions of the Forward Purchase Contract Agreement, the

Remarketing Agreement, the Pledge Agreement and the PRIDES, fairly summarize, in all material respects, such provisions.

         8. The statements included in the Prospectus under the captions "Certain Federal Income Tax Consequences" and "ERISA Matters," to the extent they relate to matters of law or legal conclusions, are accurate in all material respects.

         9. Neither Provident nor the REIT is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         10. Each of the Registration Statement and the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

         11. No facts came to our attention which gave us reason to believe that
(i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT D

                 OPINION OF KEATING, MUETHING & KLEKAMP, P.L.L.

1. Provident has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, and has full corporate power and authority to conduct the business in which it is engaged, to own, lease and operate the properties used by it in such business, to issue and sell the Securities and to enter into and perform its obligations under each Operative Document to which it is a party, and is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent that the failure to qualify or be in good standing would not have a Material Adverse Effect.

2. The Bank has been duly organized and is validly existing as an entity in good standing under the laws of the State of Ohio and has full corporate power and authority to conduct the business in which it is engaged, to own, lease and operate the properties used by it in such business, to issue and sell the Bank Preferred Stock and to enter into and perform its obligations under each of the Operative Documents to which it is a party and is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent that the failure to qualify or be in good standing would not have a Material Adverse Effect.

3. Each significant subsidiary of Provident and the Bank, respectively, has been incorporated and is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized, with the power and authority to conduct the business in which it is engaged, to own, lease and operate the properties used by it in such business and is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except to the extent that the failure to qualify or be in good standing would not have a Material Adverse Effect.

4. The authorized capital stock of Provident is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of Provident have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of Provident was issued in violation of the preemptive or other similar rights of any security holder of Provident.

5. The authorized capital stock of the Bank is as set forth in the Bank Offering Circular (except for subsequent issuances, if any, pursuant to the Underwriting Agreement, pursuant to reservations, agreement or employee benefit plans referred to in the Bank Offering Circular or pursuant to the exercise of convertible securities or options referred to in the Bank Offering Circular);
(ii) the shares of issued and outstanding capital stock of the Bank have been duly authorized and validly issued and are fully paid and assessable in accordance with Ohio law; and (iii) none of the outstanding shares of capital stock of the Bank was issued in violation of the preemptive or other similar rights of any security holder of the Bank.

6. The Underwriting Agreement has been duly authorized, executed and delivered on behalf of Provident and the Bank.

7. The Remarketing Agreement has been duly authorized, executed and delivered by Provident and the Bank.

8. The Pledge Agreement has been duly authorized, executed and delivered by Provident.

9. The Forward Purchase Contract Agreement has been duly authorized, executed and delivered by Provident and the Bank.

10. The PRIDES have been duly authorized, executed and delivered by Provident.

11. The Bank Preferred Stock has been duly authorized by the Bank and, when issued, and delivered in exchange for the REIT Preferred Stock, will be validly issued, fully paid and assessable in accordance with Ohio law and free and clear of any preemptive rights or any similar rights.

12. The Common Stock to be issued and sold by Provident pursuant to the Forward Purchase Contract Agreement has been duly authorized and reserved for issuance by Provident and when issued and delivered by Provident in accordance with the provisions of the Forward Purchase Contract Agreement upon payment of the purchase price specified therein, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights.

13. The Bank Preferred Stock conforms in all material respects to the descriptions thereof in the Prospectus and the Bank Offering Circular.

14. The statements in the Prospectus and the Bank Offering Circular under the caption "Description of our Capital Stock" concerning the Bank Preferred Stock have been reviewed by us, fairly summarized and fairly present the information required to be set forth with respect to the Bank Preferred Stock in all material respects.

15. To the best of our knowledge, there are no contracts, instruments or documents of a character required to be described in the Registration Statement or to be filed as exhibits thereto other than those described or filed.

16. To the best of our knowledge, there are no legal or governmental proceedings pending or threatened of a character which should be disclosed in the Registration Statement.

17. The issuance and sale of the Securities by Provident including the issuance and sale of the Common Stock by Provident pursuant to the Forward Purchase Contracts and the issuance and delivery of the Bank Preferred Stock upon the occurrence of an exchange event in the manner described in the Prospectus and the Bank Offering

Circular, and the execution, delivery and performance of the Underwriting Agreement and the other Operative Documents and the consummation by Provident or the Bank of the transactions contemplated thereby, will not conflict with or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of (i) the certificate of incorporation or bylaws of Provident, the Bank, or any of their respective subsidiaries, or (ii) any agreement or instrument of which we are aware in which Provident or the Bank or any of their respective subsidiaries is a party or by which Provident, the Bank, or any of their respective subsidiaries or any of their properties is bound, except in the case of clause (ii) immediately above, where violation would not result in a Material Adverse Effect.

18. No consent, approval or authorization of, or registration or filing with, any court or governmental agency or body of the State of Ohio having jurisdiction over Provident or the Bank is required for the consummation on the part of Provident or the Bank of any of the transactions contemplated in the Underwriting Agreement, the Forward Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, as applicable, except such as have been obtained.